UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: November 1, 2004

CLARKSTON FINANCIAL CORPORATION
(Exact Name of Registrant as Specified in Charter)

Michigan (State or other jurisdiction of incorporation) 15 South Main Street Clarkston, Michigan (Address of principal executive office)	333-63685 (Commission File Number)	38-3412321 (IRS Employer Identification no.) 48326 (Zip Code)

Registrant’s telephone number, including area code: (248) 625-8585

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240-14d-2(b)).

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Section 2.02     Results of Operations and Financial Conditions

On November 1, 2004, Clarkston Financial Corporation issued a press release announcing results for the third quarter of 2004. A copy of the press release is attached as Exhibit 99.1 to this Form 8-K.

The information in this Form 8-K and the attached Exhibit shall not be deemed filed for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, except as shall be expressly set forth by specific reference in such filing.

Section 9.01     Financial Statements and Exhibits

      (c)       Exhibit

                 99.1       Press Release Dated November 1, 2004.

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: November 1, 2004	CLARKSTON FINANCIAL CORPORATION (Registrant) By: /s/ J. Grant Smith —————————————— J. Grant Smith Chief Financial Officer

EXHIBIT INDEX

      99.1       Press Release Dated November 1, 2004

EXHIBIT 99.1

Contact:	Clarkston Financial Corp. — Dawn Horner, President & CEO or Grant Smith, CFO and COO — P: 248 625-8585 Marcotte Financial Relations — Mike Marcotte — P: 248 656-3873

Clarkston Financial Corp. Reports
Q3 EPS of $0.30; 9-month EPS of $0.91.
19th Consecutive Profitable Quarter.
New Branch Set to Open.
Board Okays New Milford Loan Production Office.

For Immediate Release

        CLARKSTON, Mich., Nov. 1, 2004 — Clarkston Financial Corporation (OTCBB:CKSB), the holding company for Clarkston State Bank, posted solid earnings for the third quarter and nine-months ended September 30, 2004, Edwin L. Adler, Board Chairman, and Dawn M. Horner, Bank President and CEO, jointly announced today.

        Clarkston Financial Corporation is the holding company for Clarkston State Bank, a full service community bank that opened for business in January 1999, and now operates four branches in Clarkston, Waterford and Independence Township, Michigan. A fifth branch is planned to open in Independence Township later this year.

        Operating Results. Earnings growth has slowed because of higher operating expenses associated with the opening of a new Loan Production Office, increased auditing / SEC compliance as well as higher personnel costs as management continues to position the Bank for future growth.

        Net income for the third quarter was $316,000, equivalent to $0.30 per diluted share. This compares with record net income of $452,000, or $0.43 per diluted share, for 2003‘s third quarter. Net income for the nine months was $951,000, or $0.91 per diluted share, comparable to net income of $989,000, or $0.95 per diluted share, for the first nine months of 2003. The results for both periods of 2003 were aided substantially by gains from the sale of securities, as the Bank repositioned its investment portfolio to further enhance its net interest margin and prepare for a rising interest rate environment. These gains totaled $96,000 for 2003‘s Q3 and $525,000 for the first nine months of 2003.

        As a result of continued loan growth and the repositioning of its investment portfolio over the past year, net interest income was up 20% for the quarter and 26% for the first nine months. Noninterest income was lower for both periods primarily from the sharp falloff in gains from the sale of securities, as noted above.

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Clarkston Financial Corp.
Q3/9-month 2004 results

        Noninterest expense was up 29% for the quarter and 24% for the nine-month period. The increases are attributable to growth-related activities including the launch of a very successful internet banking product and the preparation for a new loan production office opening in nearby Milford, MI. Operationally, increased marketing, regulatory and SEC compliance have attributed to the increased costs.

        The balance sheet has seen substantial growth since the start of the year. At the close of the third quarter, assets had risen 13% to $160,650,000, loans were up 22% to $102,903,000 and deposits were up nearly 7% to $135,191,000. Shareholder’s equity, likewise, has grown more than 6% to $11,956,000, equivalent to $11.46 per diluted share.

        Mr. Adler said, “Now that the Board is confident that the Bank can sustain profitable organic growth, we’re focusing on a broader picture. A first step is to open a Loan Production Office (LPO) in nearby Milford, Michigan. Milford is an affluent community with similar characteristics as Clarkston. Our goal is to expand our franchise and market footprint by replicating the Clarkston State Bank business model. We expect to open the new Milford LPO in December 2004, subject to regulatory approvals. Additional growth options are under active review.”

        Mrs. Horner added, “We are on plan for the year, given our conservative lending philosophy and credit standards. Our lending pipeline is quite substantial. We are excited about the opening next month of our fifth branch office. The new branch includes a drive-in window, which has already helped us attract new customers. We expect to pick-up part of the third quarter’s earnings softness in the fourth quarter from deposit fees, loan growth, and improved NIM.”

        Safe Harbor. This news release contains comments or information that constitute forward-looking statements within the context of the safe-harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements involve significant risks and uncertainties. Actual results may differ materially from the results discussed in the forward-looking statements. Factors that may cause such a

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Clarkston Financial Corp.
Q3/9-month 2004 results

difference include: changes in interest rates and interest-rate relationships; demand for products and services; the degree of competition by traditional and non-traditional competitors; changes in banking regulations; changes in tax laws; changes in prices, levies, and assessments; the impact of technological advances; governmental and regulatory policy changes; the outcomes of contingencies; trends in customer behavior and their ability to repay loans; changes in the national and local economy; and other factors included in the Corporation’s filings with the Securities and Exchange Commission, available free online via EDGAR at sec.gov. The Corporation assumes no responsibility to update forward-looking statements.

more
(financial schedules follow)

Clarkston Financial Corporation Quarterly Financial Summary 2004 (000‘s Omitted)	“Unaudited for Discussion Purposes Only”

SUMMARY OF OPERATIONS	Third Quarter September 30		Percent	Year-to-Date September 30		Percent
	2004	2003	Change	2004	2003	Change

Net Interest Income	1,318	1,094	20.5%	3,776	2,988	26.4%
Provision for Loan Losses	110	70	57.1%	295	496	-40.5%
Non-Interest Income	188	282	-33.3%	470	1,003	-53.1%
Non-Interest Expense	964	749	28.7%	2,730	2,202	24.0%
Pre-Tax Income	432	557	-22.4%	1,222	1,293	-5.5%

Net Income	316	452	-30.1%	951	989	-3.8%

Net Income Per Share	$0.30	$0.43	-30.2%	$0.91	$0.95	-4.2%
Net Interest Margin (Qtrly Avg. Assets)	3.41%	3.33%	2.4%	3.32%	3.22%	3.1%

PERFORMANCE RATIOS	QUARTER ANNUALIZED			NINE MONTHS ANNUALIZED
Return on Average Equity	11.09%	17.18%	-35.4%	10.93%	13.12%	-16.7%
Return on Average Assets	0.82%	1.37%	-40.1%	0.84%	1.07%	-21.5%

BALANCE SHEET HIGHLIGHTS	December 31 2003	September 30 2004	Percent Chg. Prior Qtr.

Assets	$142,617	$160,650	12.64%
Loans (Gross)	84,052	102,903	22.43%
Deposits	126,643	135,191	6.75%
Interest Earning Assets	138,630	155,482	12.16%
Shareholders' Equity (Adj. for FASB 115)	11,232	11,956	6.45%
Book Value per Share	$10.81	$11.46	6.01%
Total Shares Outstanding	1,039,184	1,043,459	0.41%